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                                                                Exhibit 10.3(vi)

                             AMENDMENT NUMBER THREE
                                     TO THE
                          GEORGIA-PACIFIC CORPORATION
                  KEY SALARIED EMPLOYEES GROUP INSURANCE PLAN
                                POST-1986 GROUP
                          (Effective January 1, 1987)


         Pursuant to the authority granted to Georgia-Pacific Corporation (the "Company") to amend the Georgia-Pacific Corporation Key Salaried Employees Group Insurance Plan/Post-1986 Group (the "Plan") under Section 6.2 of the Plan, the Plan has been amended effective as indicated as follows:

         1) Section 2.1 of the Plan is amended and restated effective August 1, 1994 as follows:

                 "2.1     Participation

                 All salaried employees who are actively at work and either whose annual base salary equals or exceeds $150,000 or who are officers (other than assistant officers such as an Assistant Secretary or an Assistant Treasurer) of Georgia-Pacific Corporation shall become participants in the Plan, provided that salaried employees who are eligible to participate in the Georgia-Pacific Key Salaried Employees Group Insurance Plan/Pre-1987 Group will not be eligible to participate in this Plan.  Participation shall commence on the January 1 as of which the compensation or officer status standard is met; provided, however, that if a salaried employee's base salary is increased to a level at or above $150,000 on a retroactive basis to a date on or before the January 1 next preceding the official authorization date of the salary action, that employee shall become eligible to participate in this Plan effective as of the authorization date of the salary action.
                 In the event an employee is otherwise eligible but is not actively at work, such employee shall commence participation upon return to active employment. Once an employee has become a Participant in the Plan, the employee shall continue to participate notwithstanding the future failure of employee to meet the minimum annual salary requirements for new Participants."
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         2)      Except as hereinabove and heretofore amended and modified, the
                 Plan as effective as of January 1, 1987 shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has duly executed this Amendment this 3rd day of August, 1994.




                                   GEORGIA-PACIFIC CORPORATION



                                   BY:  /s/ A.D. CORRELL
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                                           A.D. Correll
                                           Chairman and Chief Executive Officer